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                                                                  Exhibit 10.11


                     RPM, INC. INCENTIVE COMPENSATION PLAN


                SECTION 1. PURPOSE. The purpose of the RPM, Inc. Incentive Compensation Plan (the "Plan") is to provide incentives for specified key employees whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of RPM, Inc. (the "Company") and its subsidiaries.

                SECTION 2. DEFINITIONS. For the purposes of the Plan, the following terms shall have the meanings indicated:

                     (a) "Aggregate Bonus Pool" shall mean with respect to any
                Fiscal Year an amount equal to one and three-tenths percent (1.3%) of the Income Before Income Taxes.

                     (b) "Applicable Law" shall mean 26 U.S.C. section 162(m)
                and regulations and rulings lawfully promulgated thereunder by an agency of the federal government.

                     (c) "Base Salary" shall mean for any Covered Employee in
                respect of any Fiscal Year the base salary the Covered Employee receives from the Company for such Fiscal Year.

                     (d) "Board of Directors"  shall mean the Board of
                Directors of the Company.

                     (e) "Bonus Award" shall mean the amount payable to a
                Covered Employee under the Plan in respect of any Fiscal Year.

                     (f) "Committee" shall mean the Compensation Committee of
                the Board of Directors, which shall be comprised solely of two or more Outside Directors.

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                     (g) "Covered Employee" shall mean in respect of any
                Fiscal Year one of the five individuals who is a covered employee under the Applicable Law.

                     (h) "Fiscal Year" shall mean any fiscal year of the
                Company, commencing with the Fiscal Year which began on June 1, 1995.

                     (i) "Income Before Income Taxes" shall mean, for any Fiscal
                Year, income before income taxes as shown on the Company's financial statement as certified by the Company's independent certified public accountants.

                     (j) "Outside Director" shall mean an outside director
                under the Applicable Law.

                     (k) "Plan"  shall  mean  the  RPM, Inc. Incentive
                Compensation Plan as set forth in this document and as later amended in accordance with the terms hereof.

                SECTION 3.  ADMINISTRATION.

                (a) COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best.

                (b) COMMITTEE DETERMINATIONS. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by all of its members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Committee pursuant thereto shall be final, conclusive and binding on all persons, including


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the Covered Employees (and their heirs, personal representatives, successors or permitted assigns), the Company, its subsidiaries, and its shareholders.

                SECTION 4.  BONUS AWARDS.

                (a) DETERMINATION OF BONUS AWARDS. Subject to the next sentence, the Bonus Award of any Covered Employee for any Fiscal Year shall be such percentage share of the Aggregate Bonus Pool as determined by resolution of the Committee adopted no later than the ninetieth day of such Fiscal Year. Notwithstanding the preceding sentence:

                  (i) the sum of the Bonus Awards of all Covered Employees for any Fiscal Year shall not exceed the Aggregate Bonus Pool for the Fiscal Year;

                  (ii) the Bonus Award of any Covered Employee may be less than the amount otherwise determined pursuant to the preceding sentence if, at any time prior to informing the Covered Employee of his Bonus Award, the Committee in its sole and absolute discretion so determines; and

                  (iii)    in no event shall a Bonus Award exceed $1,500,000.

                (b) ANNOUNCEMENT OF BONUS AWARDS. No later than ninety days after the close of a Fiscal Year, the Committee shall promptly inform each Covered Employee of his or her respective Bonus Award for the Fiscal Year.

                (c) PAYMENT OF BONUS AWARDS. Bonus Awards shall be paid to the Covered Employees at such times as are determined by the Committee.


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                (d) CERTIFICATION OF BONUS AWARDS. Prior to paying any Bonus
Award in respect of any Fiscal Year, the Committee shall certify in writing to the Board of Directors the amount of such Bonus Award and that such Bonus Award was determined in accordance with the terms of the Plan. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as a written certification.

                SECTION 5. EFFECTIVE DATE AND SHAREHOLDER APPROVAL. The Plan shall become effective for the Fiscal Year commencing on June 1, 1995; PROVIDED, however, that the Plan shall be of no force and effect unless it is approved by the Company's shareholders as provided in the Applicable Law at the Company's 1995 annual meeting of shareholders.

                SECTION 6. GENERAL PROVISIONS.

                (a) NO ASSIGNMENT. No portion of any Bonus Award may be assigned or transferred otherwise than by will or by the laws of descent and distribution prior to the payment thereof.

                (b) TAX REQUIREMENTS. All payments of Bonus Awards shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with the Company's customary procedures.

                (c) NO ADDITIONAL RIGHTS. A Covered Employee shall not have any right to be retained in the employ of the Company or any of its subsidiaries, and the right of the Company or any such subsidiary to dismiss or discharge any such Covered Employee or to terminate any arrangement pursuant to which any such Covered Employee provides services to the Company or a subsidiary is specifically reserved.

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                (d) LIABILITY. The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent certified public accountants for the Company. No member of the Board of Directors or of the Committee or any officers of the Company or its subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

                (e) OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only to designated individuals including the Covered Employees.

                SECTION 7. AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan; PROVIDED, that no such amendment or termination shall adversely affect the rights of any Covered
Employee with respect to Bonus Awards announced by the Committee.
The Board of Directors may at any time and from time to time delegate to the Committee any or all of its authority under this
Section 7. Any amendment to the Plan shall be approved by the Company's shareholders if required under the Applicable Law.


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